Editorial Contact	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Ryan Bright Shelton Group (972) 239-5119, ext. 159

CONEXANT RAISES EARNINGS OUTLOOK FOR
FOURTH FISCAL QUARTER

NEWPORT BEACH, Calif., Sept. 30, 2008 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that core operating income and core net income for the fourth quarter of fiscal 2008 will exceed the guidance provided by the company on July 31, 2008. The company also said it expects fourth fiscal quarter revenues to be within the range provided in July, which was $120 million to $125 million.

“When we established expectations for the fourth fiscal quarter two months ago, we anticipated non-GAAP core operating income in a range between $14 million and $16 million, and core net income of $0.13 to $0.17 per share,” said Scott Mercer, Conexant’s chairman and chief executive officer. “At that time, we expected core gross margins of 51.5 percent to 52.5 percent of revenues. Because of a richer-than-anticipated product mix, we now expect core gross margins of 54 percent to 55 percent. During the quarter, our team also made better-than-expected progress reducing core operating expenses.

“As a result, we now expect to deliver core operating income in a range between $19 million and $20 million, resulting in core net income of $0.24 to $0.26 per share,” Mercer said.

Conexant’s fourth fiscal quarter ends on Friday, October 3, 2008. The company will announce complete financial results for the quarter after the close of the U.S. markets on Thursday, October 30, 2008.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; our ability to successfully execute asset acquisitions, dispositions, mergers and restructurings; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the forward-looking statements are based on preliminary information about the fourth fiscal quarter of 2008.  The quarter is not yet completed; the company is still in the early stages of its standard financial reporting closing procedures.  Accordingly, as the company completes its normal quarter and year-end closing and auditing processes, actual results could differ from this preliminary information.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.